Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2005, in the registration statement (Form F-3) of Aladdin Knowledge Systems Ltd for the registration of 2,990,000 of its ordinary shares.

/s/ BLICK ROTHENBERG CHARTERED ACCOUNTANTS REGISTERED AUDITORS	12 York Gate Regent's Park London, NW1 4QS March 8, 2005